Exhibit 20.1

--------------------------------------------------------------------------------
                      DILLARD CREDIT CARD MASTER TRUST I
--------------------------------------------------------------------------------


                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month April 2004


5.2(a)(i)     on an aggregate basis:

                  Class A Monthly Principal                                0.00

                  Class B Monthly Principal                                0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Principal                                0.00

                  Class B Monthly Principal                                0.00

5.2(a)(ii)    on an aggregate basis:

                  Class A Monthly Interest                           243,555.56

                  Class B Monthly Interest ________                        0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Interest                                 1.22

                  Class B Monthly Interest                                 0.00

5.2(a)(iii)   Collections of Principal Receivables
                allocated to Class A                                       0.00

              Collections of Principal Receivables
                allocated to Class B                                       0.00


5.2(a)(iv)    Collections of Finance Charge
                Receivables allocated to Class A                   3,663,433.11

              Collections of Finance Charge Receivables
                allocated to Class B                               1,094,272.23


5.2(a)(v)     Principal Receivables (beginning of month)       1,127,931,016.13
                   Gross Credit Sales                            207,001,624.69
                   Principal Payments                           (178,530,171.16)
                   Returns                                       (34,155,735.10)
                   Principal Defaults                             (8,480,543.25)
                   Ineligible Principal Receivables                        0.00
                   Actual Misc. Adjustments                                0.00

              Principal Receivables (end of month)             1,113,766,191.31

              Total Portfolio Recoveries
                   Gross Recoveries                                1,585,195.94
                   Recoveries Net of Expenses                        957,881.56

              Total Portfolio Finance Charge Collections
                   Finance Charge Collections                     19,702,617.58
                   Finance Charge Collections with
                     Recoveries                                   20,660,499.14

              Investor Interest                                  259,740,260.00

              Adjusted Investor Interest                         259,740,260.00

                  Class A Investor Interest                      200,000,000.00

                  Class A Adjusted Investor Interest             200,000,000.00

                  Class B Investor Interest                       59,740,260.00

              Floating Investor Percentage                                23.03%

                  Class A Floating Allocation                             77.00%

                  Class B Floating Allocation                             23.00%

              Fixed Investor Percentage                                     N/A

                  Class A Fixed Allocation                                  N/A

                  Class B Fixed Allocation                                  N/A


5.2(a)(vi)    Delinquent Accounts

                  30-59 Days Delinquent                           31,444,331.00

                  60-89 Days Delinquent                           11,076,192.00

                  90 + Days Delinquent                            23,814,237.00


5.2(a)(vii)   Aggregate Investor Default Amount                    1,952,901.80

                  Class A Investor Default Amount                  1,503,734.38

                  Class B Investor Default Amount                    449,167.41


5.2(a)(viii)  on an aggregate basis:

                  Class A Investor Charge-Offs                             0.00

                  Class B Investor Charge-Offs                             0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                             0.00

                  Class B Investor Charge-Offs                             0.00


5.2(a)(ix)    on an aggregate basis:

                  Class A Investor Charge-Offs reimbursed                  0.00

                  Class B Investor Charge-Offs reimbursed                  0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                  0.00

                  Class B Investor Charge-Offs reimbursed                  0.00


5.2(a)(x)     on an aggregate basis:

                  Class A Servicing Fee                              333,333.33

                  Class B Servicing Fee                                    0.00


5.2(a)(xi)    Portfolio Yield                                             12.96%


5.2(a)(xii)   Reallocated Class B Principal Collections                    0.00

5.2(a)(xiii)  Class B Investor Interest                           59,740,260.00


5.2(a)(xiv)   LIBOR for Interest Period                                 1.10000%


5.2(a)(xv)    Principal Funding Account Balance                            0.00


5.2(a)(xvi)   Accumulation Shortfall                                       0.00


5.2(a)(xvii)  Principal Funding Account Investment Proceeds                0.00


5.2(a)(xviii) Principal Funding Investment Shortfall                       0.00


5.2(a)(xix)   on an aggregate basis:

                  Class A Available Funds                          3,663,433.11


5.2(a)(xx)    Class A Certificate Rate                                  1.37000%


              Other items

                  Number of Accounts (beginning of month)             2,158,749
                  Number of Accounts (end of month)                   2,156,657

                  Collateral Performance

                      Total Payment Rate                                  17.66%

                      Portfolio Yield (Gross)                             21.98%

                      Excess Spread (current month)*                      10.29%
                      Excess Spread (previous month)                      10.20%
                      Excess Spread (2 months previous)                   11.00%
                      ----------------------------------------------------------
                      Excess Spread (3 month rolling Average)             10.50%

                      * Please note that Excess Spread is
                      calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                      Defaults                                             9.02%

                      30-59 Days Delinquent                                2.79%
                      60-89 Days Delinquent                                0.98%

                      90 + Days Delinquent                                 2.11%
                      ----------------------------------------------------------
                      Total Delinquent                                     5.88%

                      Principal Payment Rate                              15.83%

                      Pool Balance in $MM (end of month)                   1,114

                      Seller Percent                                      48.91%

                  Series Performance Trigger (as defined in
                    Pooling and Servicing Agreement)

                      Net Portfolio Yield (current month,
                        net of Charge-offs)                               12.96%
                      Net Portfolio Yield (previous month)                12.82%
                      Net Portfolio Yield (2 months previous)             13.49%
                      ----------------------------------------------------------
                      Net Portfolio Yield (3 month rolling average)       13.09%

                      Base Rate (current month)                            3.46%
                      Base Rate (previous month)                           3.41%
                      Base Rate (2 months previous)                        3.23%
                      ----------------------------------------------------------
                      Base Rate (3 month rolling average)                  3.37%

                      Spread to Base Rate (current month)                  9.50%
                      Spread to Base Rate (previous month)                 9.41%
                      Spread to Base Rate (2 months previous)             10.26%
                      ----------------------------------------------------------
                      Spread to Base Rate (3 month rolling average)        9.72%

                      Base Rate > Portfolio Yield (3 month rolling average)  No



                                                 Dillard National Bank
                                                   as Servicer


                                              By:________________________

                                           Title: Cashier

--------------------------------------------------------------------------------
                      DILLARD CREDIT CARD MASTER TRUST I
--------------------------------------------------------------------------------


                  Dillard Asset Funding Company, Transferor
                       Dillard National Bank, Servicer

                                Series 2002-2


Monthly Series 2002-2 Certificateholders' Statement


     Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For the Period April 2004



   For the Period April 2004




                                                            Class A       Class B       Class C         Total

Section 5.2 - Supplement

(a)(i)   Monthly Principal Distributed                            -              -                -                -

(a)(ii)  Monthly Interest Distributed per $1,000               3.17              -                -             3.17
              Deficiency Amounts                                  -              -                -                -
              Additional Interest                                 -              -                -                -
              Accrued and Unpaid Interest                         -              -                -                -

(a)(iii) Collections of Principal Receivables         31,656,221.63   2,655,007.31     6,535,508.63    40,846,737.57

(a)(iv)  Collections of Finance Charge Receivables     3,663,433.11     307,252.13       756,325.22     4,727,010.46

(a)(v)   Aggregate Amount of Principal Receivables   197,488,352.64  16,563,348.14    40,771,979.92   254,823,680.69
                              Investor Interest      200,000,000.00  16,774,000.00    41,290,516.00   258,064,516.00
                              Adjusted Interest      200,000,000.00  16,774,000.00    41,290,516.00   258,064,516.00
                        Floating Investor Percentage          17.73%          1.49%            3.66%          22.88%
                        Fixed Investor Percentage         N/A             N/A              N/A              N/A

(a)(vi)  Receivables Delinquent (As % of Total Receivables)

                Current          92.86%                                                             1,047,431,431.31
                30 to 59 days     2.79%                                                                31,444,331.00
                60 to 89 days     0.98%                                                                11,076,192.00
                90 or more days   2.11%                                                                23,814,237.00
                Total Receivables                                                                   1,113,766,191.31


(a)(vii)   Investor Default Amount per $ 1,000                 7.52           0.63             1.55             9.70

(a)(viii)  Investor Charge-Offs                           N/A             N/A              N/A              N/A

(a)(ix)    Reimbursed Investor Charge-Offs                N/A             N/A              N/A              N/A

           Section 5.2 - Supplement (Continued)


                                                             Class A       Class B          Class C        Total


(a)(x)     Servicing Fee                                 333,333.33       27,956.67       68,817.53        430,107.53

(a)(xi)    Portfolio Yield                                                                                     12.96%




(a)(xii)   Reallocated Monthly Principal                          -              -                -                  -

(a)(xiii)  Closing Investor Interest                 200,000,000.00  16,774,000.00    41,290,516.00     258,064,516.00

(a)(xiv)   Principal Funding Account Balance                                                                         -

(a)(xv)    Accumulation Shortfall                                                                                    -

(a)(xvi)   Principal Funding Investment Proceeds                                                                     -

(a)(xvii)  Principal Investment Funding Shortfall                                                                    -

(a)(xviii) Available Funds                             3,663,433.11     307,252.13      756,325.22        4,727,010.46

(a)(xix)   Certificate Rate                                    3.80%          0.00%         0.00%



           Additional Information


           Principal Receivables - (Total Trust Pool)
           Beginning Balance - 02/01/04                                                               1,127,931,016.13
           Credit Purchases                                                                             207,001,624.69
           Credit Returns                                                                              ($34,155,735.10)
           Collections                                                                                 (198,232,788.74)
           Finance Chgs & Late Fees                                                                     $19,702,617.58
           Charge-offs                                                                                  ($8,480,543.25)
           Accounts Purchased / Sold                                                                                 -
                                                                                                      ----------------
           Ending Balance - 02/29/04                                                                  1,113,766,191.31
                                                                                                      ================


           Total Interest to be Distributed                                                                 633,333.33
                                                                                                      ================



           Dillard National Bank, as Servicer

           By:  ________________________
                James P. Turk
                Cashier